Exhibit 99.906Cert

CERTIFICATIONS

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2018, of the ALPS Variable Investment Trust (the “Company”).

I, Jeremy Held, the President and Principal Executive Officer of the Company, certify that:

1.	The Report of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Jeremy Held
Jeremy Held
President (Principal Executive Officer)

Date:	September 4, 2018

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2018, of the ALPS Variable Investment Trust (the “Company”).

I, Jeremy O. May, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jeremy O. May
Jeremy O. May
Treasurer (Principal Financial Officer)

Date:	September 4, 2018